EXHIBIT 4.1

                             SUBSCRIPTION AGREEMENT

                     For the Exercise of Rights To Purchase

                             Shares of Common Stock

                                       of

                               GILMAN CIOCIA, INC.
              Pursuant to the Prospectus Dated ______________, 2008

                    PLEASE CAREFULLY REVIEW THE INSTRUCTIONS

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SUBSCRIPTION RIGHTS WILL EXPIRE AT 5:00 P.M. EASTERN TIME ON ___________, 2008,
         UNLESS THE RIGHTS OFFERING PERIOD IS EXTENDED. NO SUBSCRIPTION
                     AGREEMENTS WILL BE ACCEPTED THEREAFTER.
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               The Subscription Agent for the Rights Offering is:

                         CORPORATE STOCK TRANSFER, INC.

             Deliver by Hand Delivery, Mail or Overnight Courier to:

                         Corporate Stock Transfer, Inc.
                                  Carylyn Bell
                    3200 Cherry Creek Drive South, Suite 4308
                                Denver, CO 80209


This Subscription Agreement represents a subscription to acquire the number of shares of common stock of Gilman Ciocia, Inc. set forth herein at a subscription price of $0.10 per share for the total subscription price set forth herein. The registered owner named below is entitled to subscribe for full shares of common stock pursuant to subscription rights granted to stockholders upon the terms and conditions set forth in our Prospectus dated __________, 2008 (the "Prospectus"). For each share of common stock subscribed for, the subscription price of $0.10 must be forwarded to the Subscription Agent.

DELIVERY OF THIS SUBSCRIPTION AGREEMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE SUBSCRIPTION AGENT FOR THE RIGHTS OFFERING.

YOU MUST COMPLETE AND SIGN THIS SUBSCRIPTION AGREEMENT IN THE APPROPRIATE SPACES PROVIDED BELOW ON PAGES 4-5, WITH SIGNATURE GUARANTEE IF REQUIRED, AND COMPLETE AND SIGN THE SUBSTITUTE FORM W-9, ON PAGE 6, BEFORE DELIVERING TO THE SUBSCRIPTION AGENT.

PLEASE READ THE ENTIRE SUBSCRIPTION AGREEMENT, INCLUDING THE ACCOMPANYING INSTRUCTIONS, CAREFULLY BEFORE COMPLETING THIS SUBSCRIPTION AGREEMENT.

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        Name(s) and Address(es) of Registered Holder(s)                      Total Number of Shares
 (Please fill in, if blank, Exactly as Name(s) and Address(es)             Owned as of April 14, 2008
                Appear(s) On Share Certificate                                    (Record Date)
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



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

      Gilman Ciocia, Inc. is conducting a rights offering (the "Rights Offering") in which the holders of our common stock as of the close of business on the record date of April 14, 2008 (the "Record Date") will receive one (1) subscription right (a "Right") for every share of our common stock held. Each Right you have entitles you to subscribe for up to four (4) shares of our common stock. These are your "Basic Subscription Rights." As set forth in the Prospectus, certain holders of our common stock as of the Record Date have agreed not to participate in the Rights Offering.

      If any shares of common stock are not purchased by other stockholders through the exercise of their Basic Subscription Rights, you may be able to purchase additional shares by the exercise of your over-subscription rights (hereafter referred to as the "Over-Subscription Right"). Your Over-Subscription Right entitles you to purchase an unlimited number of additional shares of our common stock, subject to the availability of such additional shares after all Basic Subscription Rights have been exercised. These limitations are described in our Prospectus in the section entitled "The Rights Offering" under the subsections "The Subscription Rights-Over-Subscription Rights".

      We will only permit you to exercise your Over-Subscription Right if:

      o     you have exercised your Basic Subscription Rights in full, and

      o the aggregate payment delivered or transmitted by you equals or exceeds the aggregate price you must pay to purchase all shares you are entitled to purchase upon the exercise of your Basic Subscription Rights and that you have indicated you would like to purchase upon exercise of your Over-Subscription Right.

      For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus, which is incorporated herein by reference. Copies of the Prospectus are available upon request from the Information Agent for the offering, Innisfree M&A Incorporated at (888) 750-5834 or Ted Finkelstein, Vice President and General Counsel of Gilman Ciocia, Inc., at (845) 485-5278.

      Corporate Stock Transfer, Inc., our subscription agent for the Rights Offering must receive this Subscription Agreement with payment in full by 5:00 p.m., Eastern Time, on the expiration date of the Rights Offering, which is ______________, 2008, unless further extended by Gilman Ciocia, Inc. in its discretion (the "Expiration Date").

      Any Rights not exercised as of the Expiration Date will expire and no longer be exercisable. Any exercise of a Right for shares of our common stock in the Rights Offering is irrevocable. We will issue certificates representing shares of our common stock purchased in the Rights Offering as soon as practicable after the earlier to occur of (i) the subscription agent releasing the funds to the Company for such purchase and (ii) the Expiration Date.

      We encourage you to review the Prospectus as well as the instructions set forth herein before exercising your Rights. The Rights are not assignable or transferable.

              [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]


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RIGHTS HOLDER REPRESENTATIONS AND ACKNOWLEDGMENTS

      As an inducement to Gilman Ciocia, Inc. to accept this Subscription Agreement, the undersigned hereby acknowledges, understands and agrees as follows:

            (a) The undersigned was a stockholder of record or the beneficial owner of shares of Gilman Ciocia, Inc. on April 14, 2008.

            (b) The Subscription Agreement and the exercise of Rights evidenced by the Subscription Agreement may be rejected, in whole or in part, at the sole discretion of Gilman Ciocia, Inc. In the event that this Subscription Agreement, and the exercise of rights evidenced by the Subscription Agreement, is rejected by Gilman Ciocia, Inc. for whatever reason, all funds that the undersigned has paid pursuant to this Subscription Agreement will be promptly returned, without interest thereon, as soon as practicable after such rejection.

            (c) The representations, warranties, agreements and information provided by the undersigned herein shall be relied upon by Gilman Ciocia, Inc. when issuing shares of its common stock upon the exercise of the Basic Subscription Rights and Over-Subscription Right of the undersigned.

            (d) This Subscription Agreement shall be binding upon and inure to the benefit of the undersigned's heirs, successors and representatives. The undersigned shall not transfer or assign his, her or its interest under this Subscription Agreement.

            (e) This Subscription Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to choice of law principles.

            (f) All information contained in this Subscription Agreement with respect to the undersigned shall be true, accurate and complete on the date of this Subscription Agreement and on the date that this Subscription Agreement is accepted by Gilman Ciocia, Inc. The undersigned shall indemnify and hold harmless Gilman Ciocia, Inc. and its directors, officers, employees and agents from and against all claims, losses, damages and liabilities, including without limitation reasonable attorneys' fees and costs, resulting from or arising out of any misrepresentation or any inaccuracy in or breach of any statement or provision by the undersigned contained in this Subscription Agreement.

              [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]


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

Section 1 -- SUBSCRIPTION

      The undersigned hereby irrevocably subscribes for the number of shares of common stock of Gilman Ciocia, Inc. as indicated below, on the terms specified in the related Prospectus receipt of which is hereby acknowledged.

      a. Basic Subscription Rights:     ___________ Shares subscribed for

      b. Over-Subscription Right:       ___________ Shares subscribed for

      c. Total Shares Subscribed for    ___________ Shares

                        (a + b):

      d. Total Cost (c x $0.10):       $___________

      By exercising the Over-Subscription Right, the undersigned represents and certifies that the undersigned has fully exercised his or her Basic Subscription Rights.

Section 2 -- METHOD OF PAYMENT (CHECK THE APPROPRIATE BOX): (Please note, personal checks are not accepted.)

      |_| Cashier's or certified check, bank draft or money order payable to "Corporate Stock Transfer, Inc., as agent for Gilman Ciocia, Inc."; or

      |_|   Wire transfer of immediately available funds to the following :

            _________________________________________________

            _________________________________________________

            (if paying by wire transfer, please complete the following):

            _________________________________________________
            Name and ABA Routing # of the originating bank

            _________________________________________________
            Date of wire transfer

Section 3 -- IF THE COMMON STOCK CERTIFICATE IS TO BE ISSUED IN A NAME(S) DIFFERENT FROM THE COVER PAGE OR IF THE ADDRESS FOR DELIVERY OF COMMON STOCK CERTIFICATE IS DIFFERENT FROM THE COVER PAGE ABOVE PLEASE PROVIDE SUCH INFORMATION (SEE INSTRUCTIONS FOR SIGNATURE GUARANTEE ON PAGES 5 AND 8 BELOW)

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

Section 4 -- SUBSCRIPTION AGREEMENT SIGNATURES

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                        (Signature(s) of Stockholder(s))

(Must be signed by registered holder(s) exactly as name(s) appear(s) on the certificate(s) for the shares or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information and see Instruction 4.)

      Name(s) (Please Print):___________________________________________________

      Capacity (Full Title):____________________________________________________

      Address:__________________________________________________________________

      __________________________________________________________________________

      Daytime Area Code and Telephone Number:___________________________________

      Tax Identification or Social Security Number:_____________________________

          (Please complete and sign the Substitute Form W-9 on page 6)

                            GUARANTEE OF SIGNATURE(S)
                   (If Required - See Instruction 4 on page 8)

                     FOR USE BY FINANCIAL INSTITUTIONS ONLY.
                    PLACE MEDALLION GUARANTEE IN SPACE BELOW.

      Authorized Signature(s):__________________________________________________

      Name:_____________________________________________________________________
                                 (Please Print)

      Title:____________________________________________________________________

      Name of Firm:_____________________________________________________________

      Address:__________________________________________________________________

      __________________________________________________________________________
                               (Include Zip Code)

      Daytime Area Code and Telephone Number:___________________________________

      Dated:____________, 2008


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Section 5    -- SUBSTITUTE FORM W-9

PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

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If the Taxpayer ID Number printed above is INCORRECT or if the space is BLANK, write in the CORRECT number here. / / / / / / / / /

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), AND

2. I am not subject to backup withholding because: (A) I am exempt from backup withholding, or (B) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (C) the IRS has notified me that I am no longer subject to backup withholding, AND

3. I am a U.S. person (including a U.S. resident alien).

CERTIFICATION INSTRUCTIONS. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature:_____________________________         Date:___________________________


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

                 INSTRUCTIONS FOR USE OF SUBSCRIPTION AGREEMENT

      Each stockholder of Gilman Ciocia, Inc. has the right to subscribe for up to four (4) shares of common stock for each full share of common stock of Gilman Ciocia, Inc. owned of record at the close of business on the Record Date. The number of shares of common stock you are entitled to subscribe for under your Basic Subscription Rights is based upon the number of shares of common stock owned of record on the Record Date which number appears on the front page of this Subscription Agreement. The Subscription Price for each share of common stock is $0.10 per share. See herein and the Prospectus for more detailed information. You may also subscribe for shares of common stock pursuant to an Over-Subscription Right. To exercise your Rights, you must complete and sign the appropriate sections on pages 4-5 of this Subscription Agreement. If you wish to exercise your Basic Subscription Rights and the Over-Subscription Right, you must do so by completing and executing this Subscription Agreement as instructed and complete and sign the Substitute Form W-9 on page 6 of this Subscription Agreement and deliver such document together with payment in full of the total Subscription Price for the Rights exercised by no later than 5:00 P.M. Eastern Time on the Expiration Date. As described below, Rights are not transferable.

               TO EXERCISE YOUR RIGHTS-PLEASE COMPLETE AND RETURN
                           THE SUBSCRIPTION AGREEMENT

1.    Complete your Subscription.

      a. Basic Subscription Rights. Enter the number of shares you intend to purchase under your Basic Subscription Rights. The maximum number of shares you may purchase under your Basic Subscription Rights appears on the front of the Subscription Agreement or can be calculated by multiplying the number of shares of common stock owned of record by you on the Record Date by the number 4.

      b. Over-Subscription Right. Enter the number of shares you desire to purchase under your Over-Subscription Right. The Over-Subscription Right is available only if you have exercised all of your Basic Subscription Rights. The number of shares that will actually be purchased by you could be subject to a pro rata allocation in proportion to the total number of shares that you and other over-subscribing stockholders purchased through the Basic Subscription Rights, if there are not enough shares remaining after the exercise of all Basic Subscription Rights to completely fill all requests for purchases on Over-Subscription Right. However, if your pro rata allocation exceeds the number of shares you requested pursuant to the Over-Subscription Right, then you will receive only the number of shares that you requested, and the remaining shares from your pro rata allocation will be allocated among other stockholders exercising their Over-Subscription Right.

            When you send in your Subscription Agreement, you must also send the full purchase price for the number of additional shares that you have requested to purchase under your Over-Subscription Right (in addition to the payment due for shares purchased through your Basic Subscription Rights). Gilman Ciocia, Inc. has the discretion to issue less than the total number of shares that may be available for subscription in order to comply with state securities laws.

      c. Total Subscription. Enter the total number of shares you want to purchase in the offering. This number is the sum of the number of shares you are purchasing pursuant to your Basic Subscription Rights plus the number of shares you desire to purchase pursuant to your Over-Subscription Right.

      d. Total Cost. Enter the total cost of your subscription. Your total cost is the dollar number obtained when you multiply the number of shares shown under Total Subscription by $0.10, the Subscription Price per share.

2. Indicate the method of payment of the total cost in Section 2. If you deliver payment by wire transfer, complete the information requested regarding your originating bank and the date of the wire transfer. If you pay a portion of


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the total cost by cashier's or certified check, bank draft or money order and the balance by wire transfer, please indicate the amounts delivered for each method of payment next to the appropriate box. Please note, personal checks are not acceptable for payment.

3. If the certificate for the shares acquired upon exercise of Rights is to be issued in the name of someone other than the person(s) executing this Subscription Agreement, or if the certificate is to be issued in the name of the person(s) executing this Subscription Agreement but is to be delivered to an address other than as set forth on the cover page of this Subscription Agreement, provide the information required in Section 3.

4. Sign the Subscription Agreement and provide the requested information in the space provide in Section 4. Include your daytime telephone number in the space provided. A signature guarantee will be required if you have provided information in Section 3. No signature guarantee is required on this Subscription Agreement if (i) this Subscription Agreement is signed by the registered holder(s) of shares whose name(s) is set forth on the cover page, unless such registered holder(s) has completed Section 3 of this Subscription Agreement or (ii) this Subscription Agreement is submitted for the account of a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agent's Medallion Program, or the Stock Exchange Medallion Program or by any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"). For purposes of this Instruction, a registered holder of shares includes any participant in the Book-Entry Transfer Facilities system whose name appears on a security position listing as the owner of the shares. In all other cases, all signatures on this Subscription Agreement must be guaranteed by an Eligible Institution.

5. If the Subscription Agreement is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and proper evidence, satisfactory to the Company, of their authority to so act must be submitted.

6. PLEASE COMPLETE AND SIGN THE SUBSTITUTE FORM W-9 ON PAGE 6 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number and sign to certify. Please note that Corporate Stock Transfer, Inc. may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non-U.S. Taxpayer, please complete and return form W-8BEN.

7. Enclose the executed Subscription Agreement (including the executed Substitute Form W-9 on page 6), together with a certified or cashier's check, bank draft drawn on a U.S. bank, or money order made payable to our Subscription Agent as follows: "Corporate Stock Transfer, Inc., as agent for Gilman Ciocia, Inc." in the amount of the Total Cost (Item d. of Section 1), together with the completed Subscription Agreement and in the envelope provided. If you use your own envelope, address it to Corporate Stock Transfer, Inc., Attn: Carylyn Bell, 3200 Cherry Creek Drive South, Suite 4308, Denver, CO 80209. You may also personally deliver your Subscription Agreement and payment to the same address.

8. Mail or deliver your completed and executed Subscription Agreement (including the Substitute Form W-9) together with payment for the Total Cost on a timely basis so that it is received by the Subscription Agent by no later than 5:00 P.M. Eastern Time on the Expiration Date. If the Subscription Agent has not received your completed and executed Subscription Agreement (including the Substitute From W-9) and payment for the Total Cost by 5:00 p.m. Eastern Time on the Expiration Date, you will not be entitled to purchase shares pursuant to the Rights. Accordingly, if you are sending your Subscription Agreement and payment by mail, please allow sufficient time for them to be received by the Subscription Agent prior to 5:00 p.m. on the Expiration Date.


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No Minimum Any or All Offering

      The Rights Offering is being made on an any or all basis, which means that Gilman Ciocia, Inc. may accept any subscription received even if all 20,000,000 shares of common stock offered are not subscribed for in the Rights Offering.

No Recommendation

      Gilman Ciocia, Inc. is not making any recommendation as to whether or not you should exercise your Rights. You should make your decision based on your own assessment of your best interests.

Cancellation Right; Rejection Right

      The Board of Directors of Gilman Ciocia, Inc. may cancel the Rights Offering in its sole discretion at any time prior to or on the Expiration Date for any reason (including a change in the market price of the common stock). Once the Subscription Agent releases payment for shares to be issued upon the exercise of Rights to Gilman Ciocia, Inc., the Board of Directors can no longer cancel or terminate the Rights Offering with respect to any such shares. If Gilman Ciocia, Inc. cancels the Rights Offering, any funds you paid will be refunded to you without interest.

      The Board of Directors of Gilman Ciocia, Inc. may reject, in whole or in part, any exercise of a Basic Subscription Right and/or Over Subscription Right for any reason, including, but not limited to, its determination that acceptance of an exercise of a Basic Subscription Right and/or Over Subscription Right could adversely impact Gilman Ciocia Inc.'s ability to utilize its net operating losses.

Non-transferability of Subscription Rights

      Except in the limited circumstance described below, only you may exercise the Basic Subscription Rights and the Over-Subscription Right. You may not sell, give away or otherwise transfer the Basic Subscription Rights or the Over-Subscription Right.

      Notwithstanding the foregoing, your Rights may be transferred by operation of law or through involuntary transfers. For example, a transfer of Rights to the estate of the recipient upon the death of the recipient would be permitted. If the Rights are transferred as permitted, evidence satisfactory to us that the transfer was proper must be received by us prior to the expiration date of the Rights Offering.

Shares Held for Others

      If you are a broker, a trustee or a depository for securities, or you otherwise hold shares of common stock for the account of others as a nominee holder, you should notify the beneficial owner of such shares as soon as possible to obtain instructions with respect to their subscription Rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the Subscription Agreement and submit it to us with the proper payment.

      If you are a beneficial owner of common stock held by a nominee holder, such as a broker, trustee or a depository for securities, we will ask your broker, dealer or other nominee to notify you of this Rights Offering. If you wish to purchase shares through this Rights Offering, you should contact the holder and ask him or her to effect transactions in accordance with your instructions.

Ambiguities in Exercise of Subscription Rights

      If you do not specify the number of shares of common stock being subscribed for in your Subscription Agreement, or if your payment is not sufficient to pay the total purchase price for all of the shares that you indicated you wished to purchase, you will be deemed to have subscribed for the maximum number of shares of common stock that could be subscribed for with the payment received from you. If your payment exceeds the total purchase price for


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all of the shares of common stock shown in your Subscription Agreement, your payment will be applied, until depleted, to subscribe for shares of common stock in the following order:

            (1) to subscribe for the number of shares, if any, that you indicated on the Subscription Agreement that you wished to purchase through your Basic Subscription Rights;

            (2) to subscribe for shares of common stock until your Basic Subscription Rights has been fully exercised;

            (3) to subscribe for additional shares of common stock pursuant to the Over-Subscription Right (subject to any applicable proration). Any excess payment remaining after the foregoing allocation will be returned to you as soon as practicable by mail, without interest or deduction.

Regulatory Limitation

      Gilman Ciocia, Inc. will not issue shares of common stock in the Rights Offering to residents in states whose securities laws prohibits such sales or who do not meet any suitability requirements described in the Prospectus. State securities laws require an offering to be registered or exempt in each state where the offering is made. Gilman Ciocia, Inc. believes it has complied with the registration or exemption requirements in all states where it knows stockholders reside. If you are resident in another jurisdiction, Gilman Ciocia, Inc. will not be required to issue common stock to you pursuant to the Rights Offering if it is advised by counsel that the cost of compliance with the local securities laws will substantially exceed your subscription amount.

Gilman Ciocia, Inc.'s Decision Binding

      All questions concerning the timeliness, validity, form and eligibility of any exercise of subscription will be determined by Gilman Ciocia , Inc., and its determinations will be final and binding. In its sole discretion, Gilman Ciocia, Inc. may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right by reason of any defect or irregularity in such exercise. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as Gilman Ciocia, Inc. determines in its sole discretion. Gilman Ciocia, Inc. will not be under any duty to notify you of any defect or irregularity in connection with the submission of a subscription agreement or incur any liability for failure to give such notification.

No Revocation

      Once you have exercised your Basic Subscription Rights or Over-Subscription Right, YOU MAY NOT REVOKE THAT EXERCISE EVEN IF THE SUBSCRIPTION PERIOD HAS NOT YET ENDED. You should not exercise your subscription Rights unless you are certain that you wish to purchase additional shares of Gilman Ciocia, Inc. common stock at the Subscription Price of $0.10 per share.

Fees and Expenses

      You are responsible for paying commissions, fees, taxes or other expenses incurred in connection with the exercise of the Rights. Gilman Ciocia, Inc. will not pay these expenses.

Rejection Right

      Gilman Ciocia, Inc. reserves the right to reject any Subscription Agreement and payment not properly submitted. Gilman Ciocia, Inc. has no duty to give notification of defects in any Subscription Agreement or payment and will have no liability for failure to give such notification. Gilman Ciocia, Inc. will return any Subscription Agreement or payment not properly submitted.

      STOCKHOLDERS SHOULD CAREFULLY REVIEW THE PROSPECTUS PRIOR TO MAKING AN INVESTMENT DECISION WITH RESPECT TO THE RIGHTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT.

      Governing Law. This Subscription Agreement is governed by the laws of the State of New York.